Exhibit 15.1

 December 5, 2006

Lowe’s Companies, Inc.
Mooresville, North Carolina

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Lowe’s Companies, Inc. and subsidiaries for the fiscal periods ended November 3, 2006 and October 28, 2005, as indicated in our report dated December 5, 2006; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended November 3, 2006, is incorporated by reference in the following Registration Statements:

▪	Registration Statement No. 333-138031 on Form S-8,
▪	Registration Statement No. 333-137750 on Form S-3,
▪	Registration Statement No. 33-54497 on Form S-8,
▪	Registration Statement No. 33-54499 on Form S-8,
▪	Registration Statement No. 333-34631 on Form S-8,
▪	Registration Statement No. 333-75793 on Form S-8,
▪	Registration Statement No. 333-89471 on Form S-8,
▪	Registration Statement No. 333-36096 on Form S-8,
▪	Registration Statement No. 333-73408 on Form S-8, as amended,
▪	Registration Statement No. 333-97811 on Form S-8,
▪	Registration Statement No. 333-33230 on Form S-3/A,
▪	Registration Statement No. 333-114435 on Form S-8,
▪	Registration Statement No. 333-55252 on Form S-3/A,
▪	Registration Statement No. 333-72905 on Form S-3MEF,
▪	Registration Statement No. 333-42733 on Form S-3,
▪	Registration Statement No. 333-14257 on Form S-3,
▪	Registration Statement No. 333-51865 on Form S-3,
▪	Registration Statement No. 333-60434 on Form S-3/A,
▪	Registration Statement No. 333-72585 on Form S-4/A,
▪	Registration Statement No. 333-83201 on Form S-4,
▪	Registration Statement No. 333-34580 on Form S-3/A; and
▪	Registration Statement No. 333-128779 on Form S-3MEF

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina